Exhibit 99.B(h)(2)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL MANAGED TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

(formerly, SEI INVESTMENTS FUND MANAGEMENT)

DATED AS OF DECEMBER 10, 2003

AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007, JANUARY 31, 2008, JUNE 26, 2008, MARCH 25, 2009, JUNE 25, 2009, FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28, 2012, AUGUST 7, 2014, SEPTEMBER 15, 2014,

DECEMBER 9, 2014, JUNE 22, 2015, MARCH 31, 2016 and JUNE 28, 2016

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small/Mid Cap Fund
Mid-Cap Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
High Yield Bond Fund
Real Estate Fund
U.S. Managed Volatility Fund
Enhanced Income Fund
Global Managed Volatility Fund
Real Return Fund
Tax-Managed Managed Volatility Fund
S&P 500 Index Fund
Multi-Strategy Alternative Fund
Multi-Asset Accumulation Fund
Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)
Multi-Asset Income Fund
Multi-Asset Inflation Managed Fund
Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Inflation Managed Fund
Multi-Asset Capital Stability Fund
Long/Short Alternative Fund
Dynamic Asset Allocation Fund
Conservative Income Fund
Tax-Free Conservative Income Fund
Tax-Managed International Managed Volatility Fund

D-1

Fees:	Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund	0.30%
Large Cap Value Fund	0.30%
Large Cap Growth Fund	0.30%
Tax-Managed Large Cap Fund	0.30%
Small Cap Fund	0.30%
Small Cap Value Fund	0.30%
Small Cap Growth Fund	0.30%
Tax-Managed Small/Mid Cap Fund	0.30%
Mid-Cap Fund	0.30%
Core Fixed Income Fund	0.28%
U.S. Fixed Income Fund	0.28%
High Yield Bond Fund	0.30%
Real Estate Fund	0.30%
U.S. Managed Volatility Fund	0.30%
Enhanced Income Fund	0.30%
Global Managed Volatility Fund	0.30%
Real Return Fund	0.30%
Tax-Managed Managed Volatility Fund	0.30%
S&P 500 Index Fund	0.22%
Multi-Strategy Alternative Fund	0.30%
Multi-Asset Accumulation Fund (inclusive of CFC)	0.30%
Multi-Asset Income Fund	0.30%
Multi-Asset Inflation Managed Fund (inclusive of CFC)	0.30%
Multi-Asset Capital Stability Fund	0.30%
Long/Short Alternative Fund	0.30%
Dynamic Asset Allocation Fund	0.30%
Conservative Income Fund	0.20%
Tax-Free Conservative Income Fund	0.20%
Tax-Managed International Managed Volatility Fund	0.45%

SEI Institutional Managed Trust		SEI Investments Global Funds Services

By:	/s/ Stephen G. MacRae	By:	/s/ Stephen G. Meyer

Name:	Stephen G. MacRae	Name:	Stephen G. Meyer

Position:	Vice President	Position:	President

D-2